Exhibit 99.2

Accountants and Business Advisors

April 25, 2006

Mr. Joseph G. Stienessen, Audit Committee Chairman
Ms. MaiyJo Cohen, Chair of the Board and Chief Executive Officer
Mr. Randy F. Lieble, Chief Financial Officer
National Presto Industries Inc.,
3925 North Hastings Way
Eau Claire, WI 54703

SENT VIA EMAIL AND OVERNIGHT MAIL

Dear Mr. Stienessen, Ms. Cohen, and Mr. Lieble:

This is to confirm that the client-auditor relationship between National Presto Industries, Inc. (Commission File No. 811-21874) and Grant Thornton LLP has ceased.

Very truly yours,

cc:	Office of the Chief Accountant Attn.: PCAOB Letter File U.S. Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549 Fax: 202-772-925

200 S. 6th Street

500 US Bank Plaza N

Minneapolis MN 55402

T 612.332.0001

F 612.332.8361

W www.grantthornton.com

Grant Thornton LLP

US member of Grant Thornton International